Exhibit 23.14

    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Tintic Gold Mining Company

We consent to the use of our report on the statement of stockholders' equity (deficit) of Tintic Gold Mining Company dated October 11, 2005, and to the use of our report in the Sixth Amended Registration Statement of Tintic Gold Mining Company on Form SB-2/A relating to the registration of 1,009,643 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/Hansen, Barnett & Maxwell
                                   HANSEN, BARNETT & MAXWELL

August 30, 2006
Salt Lake City, Utah